Exhibit 99.1
FINANCIAL STATEMENTS
AND
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Orbit One Communications, Inc.
December 31, 2006 and 2005

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Stockholders
Orbit One Communications, Inc.
Bozeman, MT
We have audited the accompanying balance sheets of Orbit One Communications, Inc. as of December 31, 2006 and 2005, and the related statements of income, stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Orbit One Communications, Inc. as of December 31, 2006 and 2005 and the results of its operations and its cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.
HJ & Associates, LLC
Salt Lake City, Utah
July 18, 2007
The accompanying notes are an integral part of these financial statements.

Orbit One Communications, Inc.
BALANCE SHEETS
as of December 31,
ASSETS

	2006	2005
CURRENT ASSETS
Cash	$4,993,951	$885,275
Accounts receivable:
Trade accounts	43,651	2,953,780
Other	2,275	1,493
Inventory	823,856	127,504
Prepaid expenses:
Prepaid messages	257,805	—
Other	80,641	—

Total current assets	6,202,179	3,968,052

PROPERTY AND EQUIPMENT
Furniture and fixtures	10,675	6,237
Leasehold improvements	9,748	—
Machinery and equipment	207,282	40,525
Rental equipment pools	631,129	252,995
Equipment under capital lease	11,217	—

	870,051	299,757
Accumulated depreciation	(135,744)	(41,029)

Net property and equipment	734,307	258,728

OTHER ASSETS
Assets from discontinued operations held for sale	1,034,903	547,718
Internally developed software, net of accumulated amortization of $69,547 and $960	288,256	43,646
Trademark, net of accumulated amortization of $-0-	14,014	—
Website, net of accumulated amortization of $1,333 and $-0-	10,667	—

Total other assets	1,347,840	591,364

TOTAL ASSETS	$8,284,326	$4,818,144

The accompanying notes are an integral part of these financial statements.

Orbit One Communications, Inc.
BALANCE SHEETS (continued)
as of December 31,
LIABILITIES AND STOCKHOLDERS’ EQUITY

	2006	2005
CURRENT LIABILITIES
Accounts payable	$208,758	$540,699
Accrued payroll, vacation and paid time off	213,693	35,971
Accrued payroll taxes	12,592	47,909
Accrued pension	111,963	—
Credit cards payable	43,747	7,592
Other accruals	12,430	4,614
Telecommunication taxes payable	57,628	15,491
Accrued replacement costs	27,947	—
Deferred revenue	2,828,038	600,083
Lines of credit	—	490,000
Due to shareholders	2,726,305	2,550,575
Capital lease payable, current maturities	3,583	—

Total current liabilities	6,246,684	4,292,934

LONG-TERM LIABILITIES
Capital lease payable, less current maturities	5,724	—
Deferred revenue	46,110	—

Total long-term liabilities	51,834	—

STOCKHOLDERS’ EQUITY
Common stock, no par value; 10,000 shares authorized, shares issued 1,056.67 in 2006 and 1,000 in 2005	8,061	8,061
Retained earnings	3,102,747	1,767,149

	3,110,808	1,775,210
Less treasury stock	(1,125,000)	(1,250,000)

Total stockholders’ equity	1,985,808	525,210

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$8,284,326	$4,818,144

The accompanying notes are an integral part of these financial statements.

Orbit One Communications, Inc.
STATEMENTS OF INCOME
for the years ended December 31,

	2006	2005
NET SALES	$12,422,374	$7,926,192

COST OF SALES	5,174,373	4,387,676

GROSS PROFIT	7,248,001	3,538,516

OPERATING EXPENSES
Depreciation and amortization	170,283	38,936
General and administrative	832,213	390,623
Research and development	177,617	1,770
Salaries and wages	2,308,574	560,297

Total operating expenses	3,488,687	991,626

INCOME FROM OPERATIONS BEFORE OTHER INCOME (EXPENSE) AND DISCONTINUED OPERATIONS	3,759,314	2,546,890

OTHER INCOME (EXPENSE)
Gain on sale of assets	23,174	13,507
Interest income	110,106	5,027
Interest expense	(47,789)	(26,650)
Other income	9,068	—

Total other income (expense)	94,559	(8,116)

INCOME BEFORE DISCONTINUED OPERATIONS	3,853,873	2,538,774

INCOME FROM DISCONTINUED OPERATIONS	91,851	513,194

NET INCOME	$3,945,724	$3,051,968

The accompanying notes are an integral part of these financial statements.

Orbit One Communications, Inc.
STATEMENTS OF STOCKHOLDERS’ EQUITY
for the years ended December 31,

	Common	Retained	Treasury
	Stock	Earnings	Stock	Total
Balance, December 31, 2004	$8,061	$24,461	$—	$32,522

Distributions to stockholders	—	(1,309,280)	—	(1,309,280)

Cost of treasury stock acquired	—	—	(1,250,000)	(1,250,000)

Net income	—	3,051,968	—	3,051,968

Balance, December 31, 2005	8,061	1,767,149	(1,250,000)	525,210

Issuance of stock	150,000	—	—	150,000

Receivable from stockholder for issuance of stock	(150,000)	—	—	(150,000)

Distributions to stockholders	—	(2,610,126)	—	(2,610,126)

Adjustment to treasury stock purchase contract	—	—	125,000	125,000

Net income	—	3,945,724	—	3,945,724

Balance, December 31, 2006	$8,061	$3,102,747	$(1,125,000)	$1,985,808

The accompanying notes are an integral part of these financial statements.

Orbit One Communications, Inc.
STATEMENTS OF CASH FLOWS
for the years ended December 31,

	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$3,945,724	$3,051,968

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	211,108	77,807
Gain on sale of assets	(45,288)	(13,507)
Inventory reserves	149,028	—
Loss on write down of obsolete fixed assets	68,522	—

(Increase) decrease in:
Trade accounts receivable	3,041,892	(3,111,822)
Other receivables	(782)	(1,493)
Inventory	(1,569,104)	(180,107)
Prepaid messages	(257,805)	—
Other prepaid expenses	(80,641)	—
Increase (decrease) in:
Accounts payable	(331,941)	496,642
Accrued payroll, vacation and paid time off	177,722	22,102

Accrued payroll taxes	(35,317)	32,152
Accrued pension	111,963	—
Credit cards payable	36,155	7,327
Other accruals	7,816	4,614
Telecommunication taxes payable	42,137	15,491
Accrued replacement costs	27,947	—
Deferred revenue	2,274,065	501,239

Net cash provided by operating activities	$7,773,201	$902,413

The accompanying notes are an integral part of these financial statements.

Orbit One Communications, Inc.
STATEMENTS OF CASH FLOWS (continued)
for the years ended December 31,

	2006	2005
CASH FLOWS FROM INVESTING ACTIVITIES
Payments for investments in internally developed software	$(313,196)	$(67,125)
Payments for investments in trademark	(14,014)	—

Payments for investment in website	(12,000)	—
Payments for property and equipment	(642,517)	(323,443)
Proceeds from sale of property and equipment	118,508	42,430

Net cash used in investing activities	(863,219)	(348,138)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on shareholder loans	(1,125,000)	—
Proceeds from shareholder loans	—	22,421
Distributions to shareholders	(1,184,396)	(222,350)
Payments on lines of credit	(490,000)	(39,266)
Proceeds from lines of credit	—	490,000
Payments on capital leases	(1,910)	—

Net cash used in financing activities	(2,801,306)	250,805

Net increase in cash	4,108,676	805,080
Cash, beginning of year	885,275	80,195

Cash, end of year	$4,993,951	$885,275

CASH PAID FOR INTEREST	$45,850	$26,650

NONCASH INVESTING AND FINANCING ACTIVITIES

Purchase of treasury stock by note issuance		$1,250,000
Non-cash transfers of inventory to fixed assets	23,419	20,443
Purchase of equipment by capital lease	11,217	—
Adjustment to treasury stock purchase price	125,000	—
Issuance of capital stock by note issuance	150,000	—
The accompanying notes are an integral part of these financial statements.

Orbit One Communications, Inc.
Notes to Financial Statements
December 31, 2006 and 2005
NOTE A — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
1.	Organization. Orbit One Communications, Inc., the Corporation, was incorporated on July 25, 2000, under the laws of the state of Montana and elected and accepted as a Subchapter S Corporation on July 1, 2001. The Corporation is a satellite tracking and communications company. The Corporation is primarily involved in the government and commercial large-scale tracking via satellite. This serves Logistics and asset visibility during emergency or national disaster situations, and some daily operations. The Corporation also has onsite VSAT equipment for early response communication via satellite when nothing else is available.

2.	Revenue and Cost Recognition. Revenue is generated from the supply of products and service contracts for both voice and data operations. Revenue is recognized when a contract is signed, the product or service has been delivered, prices are fixed and determinable and all other significant obligations have been fulfilled.

For product sales, revenue is recognized at the time of shipment and passage of title. For data transportation and voice services, revenue is recognized at the time of completion, delivery or performance of the service. Revenue is earned monthly based on message usage, contracted monthly fees and any excess fee charges.

For contractual service agreements, customers are required to pay in advance for data transport services. In these instances, the advance charge is recognized as deferred revenue. Revenue is recognized over the future periods in accordance with the contract term as the data transport service is delivered or performed. See Note C Deferred Revenue for further information.

3.	Cash and Cash Equivalents. For purposes of the statement of cash flows, the Corporation considers all short-term instruments purchased with a maturity of three months or less to be cash equivalents. There were no cash equivalents at December 31, 2006 and 2005.

4.	Accounts Receivable. The Corporation uses the direct write-off method of accounting for bad debts. Accounts receivable are reviewed periodically and those accounts which are deemed uncollectible are charged off to current year’s operating expenses. The use of this method does not result in a material difference from the allowance method required by accounting principles generally accepted in the United States of America. Bad debt expense was $16,346 and $-0- for the years ended December 31, 2006 and 2005, respectively.

Accounts receivable are uncollateralized customer obligations under normal terms requiring payment within 10 days from receipt of the invoice for non-governmental and 30 days for governmental customers.

5.	Inventory. The Corporation’s inventory is valued at the lower of cost (first in, first out) or market using the retail method. Shipping and handling costs to acquire inventory is included in the cost of inventory. Inventory is reviewed by management on a regular basis to identify and write down obsolete items. Inventory at December 31, 2006 and 2005 consists of the following:

	2006	2005
Raw materials	$306	$—
Finished goods	823,550	127,504

	$823,856	$127,504

Orbit One Communications, Inc.
Notes to Financial Statements
December 31, 2006 and 2005
NOTE A — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued
6.	Property and Equipment. Property and equipment are stated at cost less accumulated depreciation computed on the straight-line method over the estimated useful lives of the assets. Individual assets with a cost of $1,000 or more and an estimated useful life of three years or more are capitalized. Expenditures for additions and betterments of fixed assets are capitalized. Costs of maintenance, repairs, and minor renewals are expensed as operating costs as incurred. When assets are retired or otherwise disposed of, cost and related accumulated depreciation are removed from the accounts and resulting gains or losses are included in non-operating income (expense).

Equipment Type	Useful Lives
Furniture and fixtures	5 – 7 years
Leasehold improvements	7 years
Machinery and equipment	3 – 7 years
Rental Pools	5 years
7.	Intangible Assets. The Corporation is currently amortizing internally developed software and website development costs. Intangible assets are amortized using the straight-line method over their expected useful lives. Website costs are being amortized over three years, the estimated useful life of the site. The trademark is an inactive asset and is not being amortized.

Internally developed software consists of amortizable completed software and costs associated with software currently being developed. The Corporation capitalizes software development costs when the project technological feasibility is established and concludes capitalization when the product is ready for use. Software development costs incurred prior to the establishment of technological feasibility are expensed as incurred. Internally developed software costs are capitalized and amortized over three years.

8.	Warranty. Under standard sales contract terms, the Corporation provides an initial one-year warranty on all products for defects in materials and workmanship. A defect is defined as a deviation from specification or any other mutually agreed modifications to specifications that is so material that it prevents the commercial marketing of the product. The warranty begins the day of delivery receipt and covers replacement or repair of any products that prove to be defective. As warranty expenses are minimal, the Corporation does not attribute a portion of contract revenue to these services at the time of the sale and costs associated with the warranty services are recognized as incurred.

In late 2006, the Corporation began selling extended warranty contracts with certain customer sales agreements. Revenues for extended warranty contracts are deferred and amortized over the life of the contract. As of December 31, 2006 and 2005, deferred revenue from the sale of extended warranty contracts is $50 and $-0-.

9.	Telecommunication Taxes. In accordance with Telecommunication regulations, the Corporation is responsible to collect both state and federal excise taxes and related 911 and TDD taxes. The Corporation has collected but not yet remitted taxes from its customers. Estimated penalties and interest on the amounts collected but not paid totaled $16,656 as of December 31, 2006.

10.	Income Taxes. The Corporation, with the consent of its stockholders, elected under the Internal Revenue Code and Montana state law to be taxed as an S Corporation. In lieu of corporate income taxes, the stockholders are taxed on the Corporation’s results of operations. Accordingly, no provision or liability for income taxes is included in the accompanying financial statements.

11.	Advertising Costs. Advertising costs are charged to operations in the period in which they are incurred. For the years ended December 31, 2006 and 2005, advertising costs amounted to $22,205 and 14,736, respectively.

Orbit One Communications, Inc.
Notes to Financial Statements
December 31, 2006 and 2005
NOTE A — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued
12.	Research and Development. The Corporation expenses research and development costs in the period incurred. Research and development expense was $177,617 and $1,770 for the years ended December 31, 2006 and 2005, respectively.

13.	Use of Estimates. Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities and the reported revenues and expenses. Actual results could differ from these estimates.

14.	Shipping and Handling Costs. The Corporation includes shipping and handling costs to ship products to customer in cost of goods sold. Shipping and handling costs for years ended December 31, 2006 and 2005, was $36,125 and $43,910, respectively.

15.	Recent Accounting Pronouncements. In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157 — “Fair Value Measurements” (“SFAS 157”). This standard establishes a framework for measuring fair value and expands disclosures about fair value measurement of a company’s assets and liabilities. This standard also requires that the fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and, generally, must be applied prospectively. We expect to adopt this standard beginning in January 2008. The Corporation is currently evaluating the impact that this new standard will have on its financial position and results of operations.

On February 15, 2007, the FASB issued Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”). SFAS 159 provides companies with an option to report selected financial assets and liabilities at fair value. Its objective is to reduce both complexity in accounting for financial instruments and the volatility in earnings caused by measuring related assets and liabilities differently. It also establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. SFAS 159 requires companies to provide additional information that will help investors and other users of financial statements to more easily understand the effect of the company’s choice to use fair value on its earnings. It also requires entities to display the fair value of those assets and liabilities for which the company has chosen to use fair value on the face of the balance sheet. SFAS 159 does not eliminate disclosure requirements included in other accounting standards, including requirements for disclosures about fair value measurements included in SFAS 157, discussed above, and Statement of Financial Accounting Standards No. 107 Disclosures about Fair Value of Financial Instruments. SFAS 159 is effective as of the beginning of an entity’s first fiscal year beginning after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the company makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of SFAS No. 157. The Corporation is still reviewing the effects of SFAS 159 and does not anticipate it to be material.

Orbit One Communications, Inc.
Notes to Financial Statements
December 31, 2006 and 2005
NOTE B — OTHER ASSETS
The following is a summary of the components of intangible assets:

	2006 Gross	Accumulated	2005 Gross	Accumulated
	Carrying Amount	Amortization	Carrying Amount	Amortization
Internally developed software	$395,677	$89,255	$82,480	$8,043
Website	12,000	1,333	—	—
Trademark	14,014	—	—	—

	$421,691	$90,588	$82,480	$8,043

Carrying amount	$331,103		$74,437

Amortization expense for continued operations for the years ended December 31, 2006 and 2005 was $69,920 and $601, respectively. The Corporation expects aggregate amortization expense for the next five years to be as follows based on amortizable intangible assets at December 31, 2006:

2007	$98,635
2008	98,392
2009	29,073
2010	-0-
2011	-0-
Amortization expense for discontinued operations was $8,612 and $12,625 for the years ended December 31, 2006 and 2005, respectively. For further information see the discontinued operations footnote.
NOTE C — DEFERRED REVENUE
Messages are considered by the Corporation to be any communication between people, devices and systems via satellite communication. Customers typically enter into one-year service agreements that establish the prices for various services and provide an allotment of messages to be used over the contract period. The cost of these messages are paid in advance by the customer and revenue is deferred until they messages are used or expire.
At December 31, 2006, the Corporation had one contract with a customer extending over one year, which represents the non-current portion of deferred revenue on the balance sheet. All other contracts expire within twelve months and have therefore been classified as current on the balance sheet for the years ended December 31, 2006 and 2005.
NOTE D — COMMITMENTS
Capital Lease
The Corporation entered into a capital lease agreement July 25, 2006 to be the lessee of a computer server expiring in August 2009. The asset acquired under the capital lease is recorded at the lower of the present value of the minimum lease payments or the fair value of the asset. The asset is depreciated over its estimated useful life. Depreciation of this asset under capital leases is included in depreciation expense for the year ended December 31, 2006. Future minimum lease payments requires under this lease are as follows:

Orbit One Communications, Inc.
Notes to Financial Statements
December 31, 2006 and 2005
NOTE D — COMMITMENTS, continued

2007	$4,348
2008	4,348
2009	1,812

Total minimum lease payments	10,508

Less amount representing interest	1,201

Present value of net minimum lease payments	9,307

Less current maturities	3,583

Capital lease payable, less current maturities	$5,724

Operating Leases
On September 1, 2006, the Corporation entered into a 2-year collocation service agreement with ViaWest to rent space and equipment to house and operate their servers in Utah. Monthly lease payments are $2,280. The Corporation entered into a second contract for similar services in Denver, Colorado on December 19, 2006. Monthly lease payments of $1,540 begin January 2007 and extend for 2 years.
The Corporation contracted with Clear Channel Satellite Services to provide Satellite Bandwidth and power for audio/data/video transmission purposes on December 1, 2006. The contract is for 10 months with minimum monthly payments of $1,219.
Future minimum lease payments for the leases above are $56,811 for the year ended December 31, 2007 and $36,720 for the year ended December 31, 2008.
Purchase Agreements
The Corporation entered into a contract to with Morey Corporation to build 10,000 inventory units for $751,000 with delivery beginning in 2007. This price was renegotiated in April 2007 and the Corporation agreed to pay an additional $160,000 for the production of these units.
NOTE E — LINE OF CREDIT
The Corporation had a line of credit available with First Interstate Bank with maximum borrowing available of $500,157, maturing August 18, 2006. Interest was due quarterly, computed at Wall Street Journal prime, which was 7.25% at December 31, 2005. The December 31, 2005 balance owed was $490,000 plus accrued interest of $1,939. The line of credit was secured by business assets and was personally guaranteed by a stockholder of the Corporation.
NOTE F — PENSION PLAN
The Corporation implemented a 401(k) profit sharing plan on January 1, 2005 covering substantially all of its full-time employees after individual eligibility requirements are met. The Corporation contributes 100% match on the first 3% of deferral and 50% match on the next 2% of deferral. Matching contributions by the Corporation for the year ended December 31, 2006 and 2005 was $30,560 and $-0-, respectively. Annual contributions to the profit sharing plan are discretionary and are payable after the close of the Corporation’s year-end. Profit sharing expense for the year ended December 31, 2006 and 2005 was $78,585 and $-0-, respectively.

Orbit One Communications, Inc.
Notes to Financial Statements
December 31, 2006 and 2005
NOTE G — RELATED PARTY TRANSACTIONS
At the end of each year, the Corporation books additional distributions for each stockholder to cover the associated taxes with being an owner of the Corporation. This entry is determined once the tax liability is calculated, booked in the applicable year and then paid the subsequent year. No interest is accrued on these distributions payable to stockholders. The Corporation owed $2,726,305 and $1,300,575 to its stockholders at December 31, 2006 and 2005, respectively for distributions. The December 31, 2005 payable balance also includes $1,250,000 for repurchase of a stockholder’s shares. See Treasury Stock note for further information.
The Corporation paid Bridger Production Services, Inc. dba Bridger Fire, Inc. $201,596 and $557,415 for contract labor associated with installation and servicing of its products during 2006 and 2005, respectively. Bridger Fire, Inc. is owned 100% by a stockholder of the Corporation. Orbit rented space for its offices from Bridger Fire during 2005 and 2006. Rent expense was $19,021 and $17,575 for the years ended December 31, 2006 and 2005, respectively.
NOTE H — TREASURY STOCK
On October 20, 2005 the Corporation redeemed all 490 shares of outstanding common stock shares from an owner of the Corporation through issuance of a note for $1,250,000 payable in seven installments of $170,082 over three and one half years. Annual interest rate on the note was 5%. Per the agreement, if the Corporation pays the entire purchase price by January 1, 2007, the purchase price shall be discounted by ten percent. The Corporation paid off the note on December 26, 2006, therefore reducing the amount due by ten percent or $125,000. This discount was recorded as an adjustment to the value of treasury stock for the year ended December 31, 2006.
NOTE I — CONCENTRATION OF CREDIT RISK
Cash Balance
Financial instruments that potentially subject the Corporation to concentrations of credit risk consist principally of temporary cash investments and trade accounts receivable. The Corporation maintains its cash balances at select financial institutions located in Bozeman, Montana. At times, balances may be in excess of the Federal Deposit Insurance Corporation insurance limit. As of December 31, 2006 and 2005, the Corporation had balances in excess of FDIC of $5,440,627 and $644,737, respectively. The Corporation has not experienced any losses in such accounts and believes that it is not exposed to any significant credit risk on cash and cash equivalents.
Major Customers
Trade receivables typically consist of large dollar balances from a few customers. Sales for 2006 include sales to one major customer. The major customer accounted for 68.4% of total company sales for 2006. Accounts receivable from this customer totaled 5.3% of total receivables as of December 31, 2006.
Sales for 2005 include sales to two major customers. The major customers accounted for 66.3% and 15.4% of total company sales for 2005. Accounts receivables from these customers totaled 57.7% and 34.4% of total receivables as of December 31, 2005.
Major Suppliers
Due to the nature of the Corporation’s business, few suppliers provide the products necessary for the Corporation’s operations, therefore making it economically dependent on those vendors. Purchases for the year ended December 31, 2006 include purchases from two major suppliers that individually accounted for 55.1% and 27.1% of the total purchases of the Corporation. Purchases for the year ended December 31, 2005 include purchases from two major suppliers that accounted for 71.1% and 15.5% of the total purchases of the Corporation.

Orbit One Communications, Inc.
Notes to Financial Statements
December 31, 2006 and 2005
NOTE J — DISCONTINUED OPERATION
Effective June 30, 2007, the Corporation ceased to be a reseller with Globalstar and transferred all customer contracts back to Globalstar. For the year ended December 31, 2006, an inventory write-down of $149,028 was recorded to adjust Voice inventory for obsolescence. Voice inventory, being part of discontinued operations, has been reclassed to assets held for sale. The write-down of inventory along with the results of operations amounted to $91,851 and is presented as results of discontinued operations for the year ended December 31, 2006. The results of Voice operations for 2005 was also reclassified and presented in discontinued operations in accordance with SFAS No. 144. In 2007, the Corporation sold back $100,500 of its voice inventory to Globalstar at cost.
The following is a summary of all assets and liabilities from discontinued operations:

	2006	2005
CURRENT ASSETS
Accounts receivable, trade accounts	$173,742	$305,505

Total current assets	173,742	305,505

PROPERTY AND EQUIPMENT, NET	—	92,151

OTHER ASSETS
Assets from discontinued operations held for sale, net of obselete inventory reserve of $149,028 and $-0-	842,995	119,271
Internally developed software, net of accumulated amortization of $19,708 and $7,083	18,166	30,791

Total other assets	861,161	150,062

TOTAL ASSETS	$1,034,903	$547,718

The following is a summary of the income from discontinued operations as of December 31, 2006 and 2005:

Orbit One Communications, Inc.
Notes to Financial Statements
December 31, 2006 and 2005
NOTE J — DISCONTINUED OPERATION, continued

	2006	2005
NET SALES	$1,809,772	$1,738,340

COST OF SALES	1,646,862	1,163,576

GROSS PROFIT	162,910	574,764

OPERATING EXPENSES
Amortization	12,625	8,612
Bad debts	14,846	—
Depreciation	29,001	30,259
Merchange processing fees	7,132	10,079
Office supplies	4,282	10,446
Penalities and interest	16,656	—
Postage and shipping	8,631	2,174

Total operating expenses	93,173	61,570

INCOME FROM OPERATIONS BEFORE OTHER INCOME	69,737	513,194

OTHER INCOME
Gain on sale of assets	22,114	—

INCOME FROM DISCONTINUED OPERATIONS	$91,851	$513,194

As part of the discontinuation of Voice operations, the Corporation evaluated Voice rental pools. These rental pools were determined to be of no value due to the discontinuation of Voice operations as well as technological changes. Impairment costs of $68,522 and $-0- were recognized for the years ended December 31, 2006 and 2005, respectively. This amount is included in income from discontinued operations on the income statement.
Inventory is recorded at the lower of cost or market. Market was determined to be less than cost based on the same criteria used to evaluate the rental pools. Inventory was written down by $149,028 and $-0- for the years ended December 31, 2006 and 2005, respectively.

Orbit One Communications, Inc.
Notes to Financial Statements
December 31, 2006 and 2005
NOTE K — SUBSEQUENT EVENTS
The Corporation moved to a new location in January 2007 and entered into a long-term lease agreement with Delphini, LLC, a related party, for a period of 120 months with the lease commencing on January 1, 2007. Monthly lease payments are $12,250 to increase by 4% each year until termination of the lease on January 1, 2017. A deposit of one month’s rent was also required. Delphini, LLC is owned 100% by a shareholder of the Corporation.
On January 2, 2007, an employee of the Corporation was granted two stock option agreements to purchase a combined total of 6% ownership in the Corporation. The options are exercisable as follows, 1) 3% interest in the corporation to be exercisable on or before January 1, 2008 at a purchase price of $45,000; 2) an additional 3% interest in the Corporation to be exercisable on or before January 1, 2009 at a purchase price of $45,000; and 3) the options shall be accelerated upon the sale or acquisition of all or substantially all of the assets of the Corporation, to be exercisable immediately preceding the date of closing of such sale or acquisition. As of the date of this report, no options have been exercised.
The Corporation entered into a purchase agreement with Axonn, LLC on June 18, 2007. The commitment is for 20,000 units totaling $1,100,000. The Corporation, as of the purchase order date, agrees to take 25% of the purchase order quantity for each subsequent three-month period with the total purchase order units to be accepted within twelve months. The Corporation has thirty days to pay after each delivery. The Corporation also entered into a purchase agreement with Axonn, LLC on July 17, 2007 to purchase 2,500 tracking units for $575,000. Half of these units must be delivered by October 4, 2007 and the remaining half by February 4, 2008.
The Corporation has entered into preliminary negotiations and has signed a letter of intent to sell a significant portion of its assets. As of the date of these financial statements, the sale is pending with an anticipated closure date of July 27, 2007.